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                                                                     Exhibit 4.8

                        AGREEMENT TO FURNISH INSTRUMENTS
                         WITH RESPECT TO LONG-TERM DEBT


         Pursuant to Item 601(b)(4) of Regulation S-K, there is not filed with this Registration Statement certain instruments with respect to long-term debt under which the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

                                       SERVICE CORPORATION INTERNATIONAL


                                       By:      /s/ James M. Shelger
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                                                James M. Shelger
                                                Senior Vice President, General
                                                        Counsel and Secretary

                                       Date:    August 22, 1996
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